Exhibit 10.23

[Execution]

AMENDMENT NO. 6
TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 6 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of November 17, 2006, by and among Haynes International, Inc., a Delaware corporation (“Haynes Parent”), Haynes Wire Company, a Delaware corporation (“Haynes Wire” and together with Haynes Parent, each individually, a “Borrower” and collectively, “Borrowers”), the parties from time to time to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) and Wachovia Capital Finance Corporation (Central), an Illinois corporation, in its capacity as agent for Lenders pursuant to the Loan Agreement (in such capacity, “Agent”).

W I T N E S S E T H

WHEREAS, Borrowers have entered into financing arrangements with Agent and Lenders pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in, and subject to the terms and conditions of, the Amended and Restated Loan and Security Agreement, dated August 31, 2004, by and among Agent, Lenders, JPMorgan Chase Bank N.A., successor by merger to Bank One, NA, in its capacity as documentation agent for Lenders, and Haynes Parent, as amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement dated November 5, 2004, Amendment No. 2 to Amended and Restated Loan and Security Agreement dated as of January 27, 2005, Amendment No. 3 to Amended and Restated Loan and Security Agreement dated May 1, 2005, Amendment No. 4 to Amended and Restated Loan and Security Agreement dated August 31, 2005 and Amendment No. 5 to Amended and Restated Loan and Security Agreement dated as of February 2, 2006 (as amended and supplemented hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other Financing Agreements (as defined therein); and

WHEREAS, Borrowers have requested that Agent and Lenders agree to amendments to the Loan Agreement in connection with Haynes Parent entering into certain arrangements to provide titanium processing services to Titanium Metals Corporation (“Timet” as hereinafter further defined) including the grant to Timet of a security interest in and lien upon certain specified assets of Haynes Parent related thereto; and

WHEREAS, Agent and Lenders are willing to agree to such amendments to the Loan Agreement, subject to the terms and conditions herein; and

WHEREAS, by this Amendment No. 6, Borrowers, Agent and Lenders desire and intend to evidence such amendments;

NOW, THEREFORE, in consideration of the foregoing, the mutual conditions and agreements and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Definitions.

1.1.          Additional Definitions.  As used herein, the following terms shall have the respective meanings given to them below, and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, each of the following definitions:

(a)   “Amendment No. 6” shall mean this Amendment No. 6 to Amended and Restated Loan and Security Agreement by and among Borrowers, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b)   “4-High Facility” shall mean, collectively, the Mill and the Real Estate, in each case, as defined in the Timet Security Agreement as in effect on the date hereof.

(c)   “4-High Intellectual Property” shall mean the Intellectual Property, as defined in the Timet Security Agreement as in effect on the date hereof.

(d)   “Timet” shall mean Titanium Metals Corporation, a Delaware corporation, and its successors and assigns.

(e)   “Timet Collateral” shall mean, collectively, the Mill, the Contract Rights, the Equipment, the Intellectual Property for Titanium Conversion Services, or any Proceeds thereof to the extent subject to the security interest and lien of Timet under the Timet Security Agreement as in effect on the date hereof.  Each of the capitalized terms used in this definition of the term “Timet Collateral” shall have the meanings assigned thereto in the Timet Security Agreement as in effect on the date hereof.

(f)    “Timet Conversion Agreement” shall mean the Conversion Services Agreement, dated on or about the date hereof, by and between Haynes Parent and Timet, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(g)   “Timet Documents” shall mean, collectively, the Timet Conversion Agreement, the Timet Security Agreement, the Timet Option Note and all agreements, documents or instruments at any time executed and/or delivered by Borrowers or any other Person with, to or in favor of Timet in connection therewith or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(h)   “Timet Debt” shall mean, collectively, (i) any outstanding principal balance under the Timet Option Note and any accrued and unpaid interest thereon, if any; (ii) the entire unearned portion of the Timet Fee; (iii) the amount of any Liquidated Damages (as defined in the Timet Conversion Agreement as in effect on the date hereof); (iv) the amount of any

Termination Fee (as defined in the Timet Conversion Agreement as in effect on the date hereof); (v) the amount of any Non-Compete Amendment Fee (as defined in the Timet Conversion Agreement as in effect on the date hereof); and (vi) any amounts owed by Haynes Parent under Section 5.1 of the Timet Conversion Agreement as in effect on the date hereof.

(i)    “Timet Fee” shall mean the amount of $50,000,000 payable by Timet to Haynes Parent in accordance with Section 2(c) of the Timet Security Agreement as in effect on the date hereof as consideration for (i) the capacity reservations and commitments described in Section 2(a) of the Timet Security Agreement and the Timet Conversion Agreement, (ii) the termination of the standstill provisions as described in Section 2(b) of the Timet Security Agreement and (iii) the option to order additional services granted to Timet pursuant to Section 2.1(b) of the Timet Conversion Agreement.

(j)    “Timet Obligations” shall mean the Timet Debt together with Haynes Parent’s obligations under the Timet Documents as in effect on the date hereof.

(k)   “Timet Option Note” shall mean the secured promissory note made by Haynes Parent in favor of Timet in an aggregate principal amount of not more than $12,000,000 pursuant to the Timet Documents, substantially in the form attached hereto as Exhibit A and as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(l)    “Timet Security Agreement” shall mean the Access and Security Agreement, dated on or about the date hereof, by and between Haynes Parent and Timet, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.2.          Amendments to Definitions.

(a)   The term “Financing Agreements” as used in the Loan Agreement and in the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Amendment No. 6, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b)   The term “Haynes Parent Fixed Asset Availability” as used in the Loan Agreement and in the other Financing Agreements shall be deemed and each such reference is hereby amended to mean $10,940,505.22; provided, that, effective on the first day of each month after the date hereof, the Haynes Parent Fixed Asset Availability shall be reduced by the amount equal to $198,386 on the first day of each such month.

1.3.          Interpretation.  For purposes of this Amendment No. 6, unless otherwise defined or amended herein, including, but not limited to, those terms used and/or defined in the recitals hereto, all terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

2.     Release of Timet Collateral.

2.1.          Subject to the satisfaction of each of the conditions precedent set forth in Section 8 hereof, Agent hereby releases its security interests in and liens upon the Timet Collateral;

provided, that nothing contained herein shall be deemed a release or termination by Agent of any security interests in and liens upon any assets of Borrowers in favor of Agent other than the Timet Collateral, all of which shall continue in full force and effect.  Nothing contained herein shall be construed in any manner to constitute a subordination, waiver, release or termination (other than as to the Timet Collateral as provided herein) or to otherwise limit or impair any of the Obligations of Borrowers.  Each Lender authorizes and consents to the execution and delivery by Agent of such release agreements and the filing of UCC Financing Statement Amendments to reflect such release of security interests and liens, in each case in form and substance satisfactory to Agent and the Collateral Access Agreement referred to below.

2.2.          Section 5.1(b) of the Loan Agreement is hereby amended by adding a new Section 5.1(b)(iv) at the end thereof as follows:

“(iv) the Timet Collateral.”

3.     Sale of Assets, Etc.  Section 9.7(b) of the Loan Agreement is hereby amended by adding a new Section 9.7(b)(x) at the end thereof as follows:

“(x) the grant by Haynes Parent of a non-exclusive license of the 4-High Intellectual Property to Timet in accordance with Section 5 of the Timet Security Agreement as in effect on the date of Amendment No. 6; provided, that, such license is only for the use of the 4-High Intellectual Property to the extent required for the titanium conversion services provided for under the Timet Conversion Agreement as in effect on the date of Amendment No. 6 and during the time that Timet is exercising its rights of access to the Timet Collateral in accordance with the terms of the Timet Security Agreement.”

4.     Encumbrances.  Section 9.8 of the Loan Agreement is hereby amended by adding a new Section 9.8(p) at the end thereof as follows:

“(p) the security interests in and liens upon the Timet Collateral to secure the Timet Obligations granted by Haynes Parent to Timet pursuant to the Timet Security Agreement as in effect on the date of Amendment No. 6.”

5.     Indebtedness.  Section 9.9 of the Loan Agreement is hereby amended by adding a new Section 9.9(l) at the end thereof as follows:

“(l) the Timet Debt arising pursuant to the Timet Documents as in effect on the date of Amendment No. 6; provided, that,  the aggregate amount of such Indebtedness shall consist of and not exceed (A) the amount of the Timet Fee as reduced by an amount equal to $2,500,000 on November 17 of each year commencing on November 17, 2007, plus (B) the lesser of the amount equal to $12,000,000 or the amount of the cash received by Haynes Parent from Timet giving rise to Indebtedness evidenced by the Timet Option Note in the event that Timet makes a loan in such amount to Haynes Parent in accordance with the terms of Section 2.1(c) of the Timet Conversion Agreement as in effect on the date of Amendment No. 6, as reduced by all payments in respect thereof, plus accrued and unpaid interest thereon, if any, (C) the contingent liability of Haynes Parent to Timet for liquidated damages as provided in Section 5.3(a)(y) of the Timet Conversion

Agreement (not to exceed $25,000,000 in the aggregate), (D) the contingent liability of Haynes Parent to reimburse Timet under Section 5.1 of the Timet Conversion Agreement as a result of the failure of Haynes Parent to comply with the warranty set forth in Section 6.1 of the Timet Conversion Agreement, (E) the amount of any Termination Fee owing as a result of a Change in Control (as defined in the Timet Conversion Agreement) calculated in accordance with Section 13.2 of the Timet Conversion Agreement (not to exceed $25,000,000), and (F) the amount of any Non-Compete Amendment Fee calculated in accordance with Section 11.2 of the Timet Conversion Agreement (not to exceed $15,000,000 in the aggregate); (ii) Haynes Parent shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any of the Timet Documents as in effect on the date of Amendment No. 6 (or in the case of the Timet Option Note as set forth in Exhibit A to Amendment No. 6, except to complete such form as required), except, that, Haynes Parent may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenant less restrictive, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose; (iii) Agent shall receive notice that Timet has exercised its option to require additional output pounds of titanium conversion services under Section 2.1(b) of the Timet Conversion Agreement promptly upon the receipt of such notice by Haynes Parent and a copy of the Timet Option Note as executed and delivered by Haynes Parent to Timet upon the execution and delivery thereof by Haynes Parent to Timet, and (iv) Haynes Parent shall furnish or cause to be furnished to Agent all notices or demands in connection with such Indebtedness or otherwise under the Timet Documents either received by Haynes Parent or on its behalf, promptly after the receipt thereof, or sent by Haynes Parent or on its behalf, concurrently with the sending thereof, as the case may be.”

6.     Events of Default.  Section 10.1(n) of the Loan Agreement is hereby amended by adding “or the Timet Documents” immediately before the period at the end of such Section.

7.     Representations and Warranties.  Each Borrower hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment No. 6), the truth and accuracy of which on the date hereof are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

7.1.          This Amendment No. 6 has been duly authorized, executed and delivered by it, and has been authorized by all necessary action on the part of such Borrower which is a party hereto (and, if necessary, their respective stockholders) and each such agreement is in full force and effect as of the date hereof, and the agreements and obligations of Haynes Parent and Haynes Wire, as the case may be, contained herein, constitute the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

7.2.          The execution, delivery and performance of this Amendment No. 6 (a) are all within the corporate powers of Haynes Parent and Haynes Wire and (b) are not in contravention of law or the terms of such Borrower’s certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or its property are bound (including, without limitation, any Timet Document).

7.3.          After giving effect to this Amendment No. 6 and to the transactions contemplated by the Timet Documents, no Default or Event of Default exists or has occurred and is continuing.

7.4.          A correct and complete copy of the Timet Security Agreement (including all exhibits thereto) as executed and delivered by the parties thereto is set forth on Exhibit B to this Amendment No. 6.  Borrowers have delivered, or caused to be delivered, to Agent true, correct and complete copies of all of the Timet Documents that are in effect on the date hereof.

8.     Conditions Precedent.  The amendments contained herein shall only be effective upon the receipt by Agent of each of the following, in each case in form and substance satisfactory to Agent by no later than November 20, 2006:

8.1.          an executed original or executed original counterparts of this Amendment No. 6 (as the case may be), duly authorized, executed and delivered by the respective party or parties hereto;

8.2.          true and complete copies of the Timet Documents and any documents relating thereto, all as duly executed and delivered by the parties thereto;

8.3.          a Collateral Access Agreement duly executed and delivered by Timet with respect to the Timet Collateral;

8.4.          evidence of the receipt by Haynes Parent of not less than $50,000,000 in cash constituting the Timet Fee payable to it under the Timet Security Agreement (of which a portion is being sent to Agent as provided below);

8.5.          receipt by Agent of a payment from Haynes Parent of not less than $4,537,660 for application to the Obligations in such order and manner as Agent may determine;

8.6.          a true and correct copy of any consent, waiver or approval (if any) to or of this Amendment No. 6 or the transactions contemplated by the Timet Documents which any Borrower is required to obtain from any other Person; and

8.7.          such approvals of Lenders, in form and substance satisfactory to Agent, to the terms and conditions of this Amendment No. 6 as are required under the terms of the Loan Agreement.

9.     Provisions of General Application.

9.1.          Effect of this Amendment.  Except as expressly amended pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and, in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 6, the provisions of this Amendment No. 6 shall control.  The Loan Agreement and this Amendment No. 6 shall be read and construed as one Agreement.

9.2.          Governing Law.  The validity, interpretation and enforcement of this Amendment No. 6 and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

9.3.          Binding Effect.  This Amendment No. 6 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.  Any acknowledgments or consents contained herein shall not be construed to constitute a consent to any other or further action by a Borrower or to entitle such Borrower to any other consent.

9.4.          Further Assurances.  Each Borrower shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent and Lenders to effectuate the provisions and purposes of this Amendment No. 6.

9.5.          Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 6.

9.6.          Counterparts.  This Amendment No. 6 may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same Agreement.  Delivery of an executed counterpart of this Amendment No. 6 by telefacsimile or other electronic means shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 6.  Any party delivering an executed counterpart of this Amendment No. 6 by telefacsimile or other electronic means shall also deliver an originally executed counterpart of this Amendment No. 6, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment No. 6.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be duly executed and delivered by their authorized officers as of the date and year first above written.

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as Agent and as Lender

		By:	/s/ VICKY GEIST
Title: VICE PRESIDENT

HAYNES INTERNATIONAL, INC.

		By:	/s/ FRANCIS PETRO
Title: President and CEO

HAYNES WIRE COMPANY

		By:	/s/ FRANCIS PETRO
Title: President and CEO

AGREED:

JPMORGAN CHASE BANK, N.A.,
successor by merger to BANK ONE, NA (Main Office Chicago)

By:	/s/ JOHN FREEMAN
Title: Vice President

WESTERNBANK PUERTO RICO
BUSINESS CREDIT DIVISION

By:	/s/ JULIA FRENTIS
Title: SVP Portfolio Manager

ABLECO FINANCE LLC

By:
Title: Senior Vice President